                                                               Exhibit (2)(d)(3)


                  NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
       COMMON STOCK OF MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
              SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE


       Morgan Stanley Dean Witter High Yield Fund, Inc. Rights Offering

     As set forth in the Fund's Prospectus dated August 23, 1999 (the "Prospectus") under "The Offer Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all Shares of Morgan Stanley Dean Witter High Yield Fund, Inc. Common Stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on September 24, 1999 (the "Expiration Date").* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

                          The Subscription Agent is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

BY FIRST CLASS MAIL:                             BY FACSIMILE:                 BY HAND OR OVERNIGHT COURIER:
American Stock Transfer & Trust Company          (TELECOPIES)                  American Stock Transfer & Trust Company
40 Wall Street, 46/th/ Floor                     (718) 234-5001                40 Wall Street, 46/th/ Floor
New York, New York 10005                         Confirm by telephone to:      New York, New York 10005
U.S.A.                                           (800) 937-5449                U.S.A.

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF
          INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN
           AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date,* guaranteeing delivery of (i) payment in full of the Estimated Subscription Price for all subscribed Shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent. The Subscription Certificate and full payment must then be delivered by the close of business on the third business day (September 29, 1999*) after the Expiration Date (September 24, 1999*) to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.


                           (continued on other side)

*Unless extended by the Fund.

                                   GUARANTEE

     The undersigned, a bank or trust company having an office or correspondent in the United States, or a New York Stock Exchange member firm, hereby guarantees delivery to the Subscription Agent of (a) by 5:00 p.m., New York City time, on the third business day after the Expiration Date (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Estimated Subscription Price for Shares subscribed for pursuant to the Primary Subscription and, if applicable, the Over-Subscription Privilege, as such subscription for Shares is indicated herein and in the Subscription Certificate and (b) by no later than 5:00 p.m., New York City time, on October 20, 1999 (the tenth business day after the Confirmation Date of October 6, 1999), unless the Offer is extended, any additional amount required to be paid if the Subscription Price as determined on the Expiration Date is in excess of the Estimated Subscription Price.


1.   Primary Subscription              Number of Rights           Number of Primary                Payment to be made in
                                       to be exercised            Shares requested for             connection with Primary
                                       _________ Rights           which you are                    Shares
                                                                  guaranteeing delivery
                                                                  of Rights and Payment
                                                                  ______________ Shares
                                                                  (Rights (divided by) by 3        $ ____________________________

---------------------------------------------------------------------------------------------------------------------------------
2.   Over-Subscription                                            Number of Over-                  Payment to be made in
                                                                  Subscription Shares              connection with Over-
                                                                  requested for which              Subscription Shares
                                                                  you are guaranteeing
                                                                  payment
                                                                  ______________ Shares            $ ____________________________

---------------------------------------------------------------------------------------------------------------------------------
3.   Totals                            Total Number of
                                       Rights to be Delivered                                      $
                                       _________ Rights                                              ============================
                                                                                                            Total payment
---------------------------------------------------------------------------------------------------------------------------------
Method of Delivery of Rights (circle one)                       A.  Through The Depository Trust Company ("DTC")

                                                                B.  Direct to the Subscription Agent


---------------------------------------------------------------------     -------------------------------------------------------
 Name of Firm                                                               Authorized Signature


---------------------------------------------------------------------     -------------------------------------------------------
 Address                                                                    Title

---------------------------------------------------------------------     -------------------------------------------------------
 Zip Code                                                                   Name (Please Type or Print)


---------------------------------------------------------------------
 Name of Registered Holder (If Applicable)

---------------------------------------------------------------------     -------------------------------------------------------
 Telephone Number                                                           Date

----------------------------
* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.

                                       2